Exhibit 10.7

Exhibit G

Transaction Support Agreement

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of April 23, 2021, by and between Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (the “Company”), SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“Topco”), Sports Entertainment Acquisition Corp., a Delaware corporation (“SEAC”), and the undersigned, a shareholder of Topco (the “Shareholder”). Each of the Company, Topco, SEAC and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the BCA (defined below).

RECITALS

WHEREAS, the Company, Topco, SEAC and Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”), are entering into that certain Business Combination Agreement (the “BCA”), substantially in the form attached as Exhibit A hereto (as the same may be amended or supplemented from time to time), on or around April 23, 2021 (the “Signing Date”);

WHEREAS, pursuant to the BCA, among other things, on the Closing Date but prior to the Closing, the Company and Topco will undergo the Pre-Closing Reorganization which provides for the exchange by the Pre-Closing Holders of all existing ordinary of shares of Topco for newly issued ordinary shares of the Company, on the terms and subject to the conditions set forth in the BCA;

WHEREAS, the Shareholder is the sole legal and beneficial owner of the number of each class and type of equity securities of Topco set forth on Schedule A hereto (the “Current Shares”) (in addition to any other equity securities of Topco acquired by the Shareholder after the date hereof and prior to the Closing, including, without limitation, any equity securities issued or deemed issued to the Shareholder in connection with the conversion or exchange (including pursuant to the Pre-Closing Reorganization) of any other equity securities, or received by the Shareholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like, collectively, the “Subject Securities”), and expects to receive substantial benefits as a result of the consummation of the Merger subject to the terms of the BCA;

WHEREAS, the BCA contemplates that, simultaneously with the Closing, Topco, the Company, SEAC, the Founder Holders and the shareholders signatory thereto will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached as Exhibit B hereto, containing, among other things, provisions regarding registration rights and sale coordination obligations, and a Lock-Up Agreement (the “Lock-Up Agreement”), substantially in the form attached as Exhibit C hereto, containing, among other things, provisions regarding lock-up restrictions; and

WHEREAS, in consideration for the payments and other benefits to be received by the Shareholder under and subject to the terms of the BCA and as a material inducement to Topco’s and SEAC’s entry into the BCA and consummation of the transactions contemplated thereby, the Shareholder agrees to enter into this Agreement and to be bound by the obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.           Support Agreement / Power of Attorney.

(a)          The Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the BCA (the “Effective Period”), at any meeting of the shareholders of Topco or the Company (whether annual or extraordinary and whether or not adjourned or postponed or any other meeting of Topco or the Company), however called, on any written resolution, and in any action by written consent or resolution, in each case of the shareholders of Topco or the Company (collectively, “such meeting or written consent”), the Shareholder shall, solely in its capacity as a shareholder of Topco or the Company, as applicable, do the following:

(i)         when such meeting is held, appear at such meeting (in person or by proxy pursuant to Section 1(b) below) or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum;

(ii)          vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent in favor of the BCA, and the dealing with of the Subject Securities in accordance with the BCA, and the transactions contemplated thereby, including the Pre-Closing Reorganization (collectively, the “Transactions”), including with respect to any matter in furtherance of the Transactions or by any of the Ancillary Agreements for which a vote or approval of the shareholders of Topco or the Company is required (the “Transaction Approvals”); and

(iii)          vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent against any Competing Transaction.

(b)        The Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Securities. The Shareholder, to the maximum extent not prohibited by applicable Law, does hereby constitute, appoint and grant to the Company full power to act without others, as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, to make, execute or sign, acknowledge, swear to, verify, deliver, record, file and/or publish, as applicable, such actions, documents, deeds, agreements or instruments as may be required under the laws of Guernsey or any other jurisdiction or otherwise in connection with the Transaction Approvals (including executing and delivering the Registration Rights Agreement on behalf of the Shareholder, any other Ancillary Agreement required to be executed by the Shareholder pursuant to the BCA, and any document or instrument relating to such Shareholder’s ownership of the Subject Securities); provided, however, that the power of attorney granted to the Company hereunder shall not be used to take any actions pursuant to any amended provision of the BCA in the event the BCA is amended following the Signing Date, to the extent any such amendment to the BCA (i) is adverse and disproportionate to the undersigned Shareholder in any respect relative to the Company under the terms of such amendment, or (ii) reduces the Company Equity Value. The Shareholder hereby empowers each agent and attorney-in-fact acting pursuant hereto to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instruments or documents that may be executed by it pursuant hereto. The agency and powers of attorney granted herein shall be unconditional and irrevocable, and shall survive the death, incompetency, incapacity, disability, insolvency or dissolution of the Shareholder (regardless of whether the Company has notice thereof). The Shareholder agrees to execute such other documents as the Company may reasonably request in order to effect the intention and purposes of the agency and power of attorney contemplated by this Section 1(b). The Shareholder hereby approves, authorizes and ratifies everything which the Company shall lawfully do or purport to do pursuant to Section 1(b).

(c)          The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the earlier of the termination of this Agreement in accordance with Section 6(a) or the Closing, (i) enter into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(d)       The Shareholder shall be bound by and subject to Section 6.5 (Confidential Information) and Section 6.10(a) (Communications) of the BCA to the same extent as such provisions apply to the parties to the BCA, as if the Shareholder is directly party thereto, and the Shareholder shall be bound by and subject to Section 6.15(a) (Exclusivity) and Section 8.10 (Trust Account Waiver) of the BCA to the same extent as such provisions apply to the Company and NewCo, as if the Shareholder is directly party thereto.

2.          Release of Claims.  In consideration for the payments and other benefits to be received by the Shareholder under the terms of the BCA, subject to and effective as of the Closing, the Shareholder, for and on behalf of himself, herself or itself and each of his, her or its, as applicable, heirs, executors, administrators, personal representatives, successors, assigns, subsidiaries, predecessors, parent companies, shareholders and Affiliates and in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys, and other representatives, hereby acknowledges full and complete satisfaction of and fully and irrevocably releases and forever discharges the Company, Topco, SEAC (and, for the avoidance of doubt, the Trust Account), the Target Companies, each of their respective subsidiaries and their predecessors, successors, assignees, parent companies, shareholders and investors (direct and indirect) and, in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys and other representatives, past and present (collectively, the “Released Entities”), from liability on or for any and all charges, claims, controversies, actions, causes of action, cross claims, counterclaims, demands, debts, duties, sanctions, fines, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, attorney’s fees, sums of money, suits, contracts, covenants, controversies, agreements, promises, responsibilities, obligations and accounts of any kind, nature or description whatsoever in Law or in equity (“Actions”), direct or indirect, past, present and future, and whether or not now or heretofore known, suspected, matured or unmatured, contingent or uncontingent, or claimed against the Released Entities, through and including the Closing, arising out of, or relating to, (i) such Shareholder’s ownership of equity or debt interests in any Target Company, including Topco or the Company, prior to the Closing (including any and all Actions such Shareholder may have against the Released Entities in such Shareholder’s capacity as a securityholder or a debtholder of any Target Company) and (ii) the organization, management or operation of the businesses of any Target Company relating to any matter, occurrence, action, inaction, omission or activity prior to the Closing, in each case, in such Shareholder’s capacity as an equity or debt securityholder; provided, that such release shall not release the Released Entities for (i) any liabilities or Actions that such Shareholder has pursuant to its right to receive its portion of the Aggregate Stock Consideration or Earnout Shares determined in accordance with, and subject to, the terms of, and the steps set forth in, the BCA, (ii) any Actions arising out of or related to the Released Entities’ respective Governing Document, to provide indemnification, reimbursement or advancement of expenses to such Shareholder in respect of actions taken or omitted in such Shareholder’s capacity as an officer and/or director of such Released Entity prior to the Closing, (iii) any Actions arising out of or related to the Released Entities’ contracts with or obligations to any Shareholder in respect of compensation arrangements as an officer and/or director of such Released Entity prior to the Closing, (iv) any Actions arising under, or in connection with, any commercial agreements as between the Shareholder or its Affiliates and any Released Entity, or (v) any Actions arising under, or in connection with, any agreements set forth in Section 1.1(a) of the Company Disclosure Letter.

3.         Transfer of Subject Securities; New Subject Securities.  The Shareholder will not sell, transfer, pledge, encumber, assign, grant an option with respect to, hedge, swap, convert or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option, put, call or other arrangement or understanding with respect to the Transfer of, any of the Subject Securities or any interest therein prior to the Closing.

4.          Remedies.
(a)          The Shareholder expressly acknowledges and agrees that (i) it is receiving good and valuable consideration sufficient to make this Agreement, and each of the terms herein, binding and fully enforceable, each of the restrictions contained in this Agreement are supported by adequate consideration and are reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect the Company’s, Topco’s and SEAC’s interest in, and value of, the Company’s business (including the goodwill inherent therein), (ii) the Shareholder (together with the other shareholders of Topco (and, following the Pre-Closing Reorganization, the Company)) is primarily responsible for the creation of such value and (iii) the Company, Topco and SEAC would not have entered into the BCA and this Agreement or consummated the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

(b)        The Parties acknowledge and agree that the amount of actual damages suffered by Topco, the Company and SEAC in the event of an actual or threatened breach of this Agreement would be difficult or impossible to accurately calculate and there may be irreparable damages to Topco, the Company or SEAC in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Agreement, Topco, the Company, SEAC or their respective successors and assigns shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by the Shareholder. The Shareholder hereby agrees to waive any defense in any suit that Topco, the Company or SEAC has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

(c)         If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(d)         Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that this Section 4 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 4 will limit a Party’s ability to obtain injunctive relief or specific performance in accordance with this Section 4. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any on remedy will not preclude the exercise of any other remedy.

5.          Shareholder Representations and Warranties.  The Shareholder represents and warrants to Topco, the Company and SEAC (solely with respect to the Shareholder and not with respect to any other shareholder of Topco, the Company and SEAC) that:

(a)          (i) if such Shareholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if the Shareholder is a natural person, the Shareholder has the legal capacity) to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder have been duly and validly authorized by all necessary action on the part of such Shareholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if the Shareholder is an entity, the organizational documents of the Shareholder or such Shareholder’s Affiliates; and (iv) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, result in the creation or imposition of any Lien upon the Subject Securities.

(b)          The Shareholder has duly and validly executed this Agreement, this Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), and the Shareholder is the sole legal and beneficial owner of, and has good and valid title, to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Securities), other than pursuant to the articles of incorporation of Topco or the Company (as applicable) from time to time or any restrictions on transfer arising under applicable securities Laws. The Shareholder has the sole right to vote the Subject Securities, and, none of the Subject Securities are subject to any proxy, voting trust or other similar agreement or arrangement other than pursuant to the articles of incorporation of Topco or the Company (as applicable) from time to time, or any restrictions on transfer arising under applicable securities Laws. The Current Shares are the only equity securities of Topco owned legally or beneficially by such Shareholder on the date hereof, and except as set forth on Schedule A hereto, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other equity securities of Topco or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

(c)        The Shareholder has received a copy of the BCA, the Registration Rights Agreement and the Lock-Up Agreement substantially in the form of which (subject to the terms and conditions hereof) such Shareholder shall become a party to the Registration Rights Agreement in such Shareholder’s capacity as a Holder (as such term is defined therein) and the Lock-Up Agreement in such Shareholder’s capacity as a Securityholder (as such term is defined therein) at the Closing, as applicable, and have the rights, and be subject to the obligations set forth therein.

(d)         The Shareholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Subject Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(e)        There is no Proceeding pending or, to the Shareholder’s knowledge, threatened against the Shareholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

6.          Termination; Amendments and Waivers; Assignment.

(a)          This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the valid termination of the BCA pursuant to Article 7 thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party.  Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.  Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 6(a) shall not affect any Liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud.

(b)        Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, SEAC, Topco and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder without Topco’s, the Company’s and SEAC’s prior written consent.

(c)        None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for Sections 1, 2, 4 and 6 hereof.

7.          Notices.  All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 7, notices, demands and other communications shall be sent to the addresses indicated below:

(a)	If to Topco, to:
SGHC Limited
Kingsway House, Havilland Street
St. Peter Port, Guernsey
GYI 2QE
	Attention:	Sarah Imossi
	Email:	sarah@sghc.com

With copies (which shall not constitute notice) to:

Cooley (UK) LLP
Dashwood
69 Old Broad Street
London EC2M 1QS, UK
Attention: Justin Stock, Garth Osterman and Miguel J. Vega
Email: jstock@cooley.com, gosterman@cooley.com and mvega@cooley.com

(b)	If to the Company, to:

Super Group (SGHC) Limited
Kingsway House, Havilland Street
St. Peter Port, Guernsey
GYI 2QE
	Attention:	Sarah Imossi
	Email:	sarah@sghc.com

With copies (which shall not constitute notice) to:

Cooley (UK) LLP
Dashwood
69 Old Broad Street
London EC2M 1QS, UK
Attention: Justin Stock, Garth Osterman and Miguel J. Vega
Email: jstock@cooley.com, gosterman@cooley.com and mvega@cooley.com

(c)	If to SEAC, to:

Golden Bear Plaza
11760 US Highway 1, Suite W506
North Palm Beach, FL 33408
	Attention:	Eric Grubman; John Collins
	Email:	ericgrubman@comcast.net; jcollins@seahllc.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York NY 10036
Attention: Carl Marcellino, Paul Tropp and Rachel Phillips
E-mail: carl.marcellino@ropesgray.com, paul.tropp@ropesgray.com; and rachel.phillips@ropesgray.com

(d)          If to the Shareholder, to the address and contact information set forth on the Shareholder’s signature page hereto.
or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

8.           Miscellaneous.

(a)        Entire Agreement.  This Agreement, the BCA, the Registration Rights Agreement, the Ancillary Agreements and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(b)         No Third Party Beneficiaries.  This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and the Released Entities and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns and the Released Entities, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

(c)        Further Assurances.  The Shareholder hereby agrees to use the Shareholder’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth in the BCA and the Ancillary Agreements.

(d)         Other Provisions.  Sections 6.10 (Communications; Press Release; SEC Filings), 8.5 (Severability), 8.6 (Interpretation), 8.8 (Counterparts; Electronic Delivery) and 8.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the BCA are incorporated herein by reference, mutatis mutandis.

{Signature pages follow}

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

SUPER GROUP (SGHC) LIMITED

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

SGHC LIMITED

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

SPORTS ENTERTAINMENT ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

SHAREHOLDER:

[•]

Name:
Title:
Date: ______, 2021

Notice Address:
[•]
[•]
E-mail: [•]
Attention: [•]

with a copy (which shall not constitute notice) to:

[•]
[•]
E-mail: [•]
Attention: [•]

[Signature Page to Transaction Support Agreement]

Exhibit A

(See attached)

Exhibit B

(See attached)

Exhibit C

(See attached)